UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2008 (December 23, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As part of its year-end capital planning activities, National Penn Bancshares, Inc. (“National Penn”) decided to terminate the following agreements:

KeyBank Credit Agreement

On December 23, 2008, National Penn notified KeyBank National Association (“KeyBank”) of its termination of the Credit Agreement, dated as of March 28, 2008, between National Penn and KeyBank (the “Loan Agreement”).  The termination of the Loan Agreement became effective on December 30, 2008.  The Loan Agreement provided a revolving line of credit under which National Penn could borrow, repay and reborrow during the term of the Loan Agreement up to an aggregate outstanding principal amount of $50,000,000.  The Loan Agreement had a term of 364 days, ending on March 27, 2009, at which point all amounts due under the Loan Agreement would have become immediately due and payable in full by National Penn.  The Loan Agreement contained usual and customary representations, warranties, covenants and agreements, as well as events of default.  As of December 23, 2008, there were no outstanding borrowings under the Loan Agreement.  National Penn did not incur any material fees or penalties in connection with the termination of the Loan Agreement.

National Penn terminated the Loan Agreement because National Penn wishes to enter into a new credit facility or series of credit facilities that would increase its liquidity availability and diversify the sources of liquidity.  The Loan Agreement contained a clause that would have limited National Penn’s ability to enter into another credit facility until the March 2009 expiration of the Loan Agreement.  Therefore, National Penn terminated the Loan Agreement so that it can begin negotiations regarding a new credit facility with various banks, including KeyBank, prior to March 2009.

Revolving Loan Agreement

On December 29, 2008, National Penn terminated the Loan Agreement (the “NPIC Loan Agreement”), dated January 19, 2006, between National Penn and National Penn Investment Company (“NPIC”).  The NPIC Loan Agreement provided a revolving line of credit under which National Penn could borrow, repay and reborrow during the term of the NPIC Loan Agreement up to an aggregate outstanding principal amount of $15,000,000.  The Loan Agreement, as renewed, had a term of one year, ending on January 19, 2009 at which point all amounts due under the Loan Agreement would have become immediately due and payable in full by National Penn and the Loan Agreement would terminate.  Under the NPIC Loan Agreement, National Penn has the right, at any time, on one business day’s notice to NPIC to terminate the NPIC Loan Agreement, without penalty or premium, as long as, on the effective date of such a termination National Penn pays the outstanding amount in full.  The NPIC Loan Agreement contained usual and customary representations, warranties, covenants and agreements, as well as events of default.  As of December 29, 2008, there were no outstanding borrowings under the NPIC Loan Agreement.  National Penn did not incur any material fees or penalties in connection with the termination of the NPIC Loan Agreement.

Also on December 29, 2008, in connection with the termination of the NPIC Loan Agreement, NPIC terminated the loan agreement entered into on January 19, 2006 between  National Penn Bank and NPIC (the “Bank Loan Agreement”).  The Bank Loan Agreement provided for a loan of $15,000,000 to NPIC, the proceeds of which NPIC used to fund loans made to National Penn under the NPIC Loan Agreement.  Consistent with the requirements of Regulation W, the loan from National Penn Bank to NPIC was secured by a portfolio of securities owned by NPIC, which were valued at more than $20,000,000.  The Bank Loan Agreement contained usual and customary representations, warranties, covenants and agreements, as well as events of default.  As of December 29, 2008, there were no outstanding borrowings under the Bank Loan Agreement.  NPIC did not incur any material fees or penalties in connection with the termination of the Bank Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: December 30, 2008